Exhibit 99.1

Old Second Bancorp, Inc.

For Immediate Release

(Nasdaq: OSBC)	April 22, 2005

Contact:	J. Douglas Cheatham
Chief Financial Officer
(630) 906-5484

Old Second Bancorp, Inc. Announces First Quarter Earnings

AURORA, Illinois – Old Second Bancorp, Inc. (Nasdaq: OSBC) today announced first quarter earnings of $6.2 million, up $119,000 from the first quarter of 2004. Earnings per diluted share were $0.46, up from $0.45 in the first quarter of 2004.  Continued loan growth and an increase in noninterest income contributed to the increase in earnings for the quarter.

Net interest income increased $790,000, or 4.69%, in the first quarter of 2005. This increase was the result of higher average earning assets, partially offset by a lower net interest margin.  The net interest margin was 3.67% in the first quarter of 2005 compared with 3.91% in the first quarter of 2004. Interest costs associated with a 16.8% increase in deposits contributed to the decline in net interest margin.  The increase in deposits provided funding for strong loan growth.

The Company recorded a negative provision for loan losses of $37,000 in the first quarter of 2005.  The Company did not make a provision for loan losses during the first nine months of 2004, and recorded a negative provision of $2.9 million in the fourth quarter of 2004. The determination by management to reduce the allowance for loan losses was based on a number of factors, including the quality of the loan portfolio and favorable loan loss experience.  Provisions for loan losses are made to provide for probable and estimable losses inherent in the loan portfolio.  Management’s analysis of the allowance for loan losses underwent an extensive review in 2004. As a result of slight changes in the methodology and internal evaluations of probable and estimable losses, management determined that this adjustment was appropriate.  Net charge offs in the first quarter of 2005 were $44,000. Net recoveries were $10,000 in the first quarter of 2004. Non-performing assets increased from $3.1 million at year-end 2004 to $6.5 million at March 31, 2005.

Noninterest income was $6.5 million during the first quarter of 2005, an increase of $261,000, or 4.2%.  Trust income increased to $1.7 million in 2005, an increase of $276,000 from $1.4 million in 2004.  Service charges on deposits increased from $1.7 million in the first quarter of 2004 to $1.8 million in the first quarter of 2005. Deposit service charges for the quarter increased as a result of deposit growth.  Other noninterest income increased from $1.0 million in the first quarter of 2004 to $1.2 million in the first quarter of 2005.  The purchase of bank owned life insurance (BOLI) during the second quarter of 2004 resulted in an increase in other income of $219,000 in 2005.  Mortgage-related noninterest income, principally gains on sales of mortgage loans, totaled $1.6 million in the first three months of 2005 and $1.4 million in the same period of 2004.

Noninterest expense was $15.0 million during the first quarter of 2005, an increase of $1.2 million, or 8.7%, from $13.8 million in the first quarter of 2004.  Salaries and benefits expense was $9.1 million during the first quarter of 2005, an increase of $694,000, or 8.2%, from $8.4 million in the first quarter of 2004.  The full-time equivalent number of employees was 547 as of March 31, 2005, as compared with 535 one year earlier.  The increase in salaries and benefits was primarily related to increased staffing due to branch expansion, and annual merit increases.

Net occupancy and furniture and equipment expense decreased $88,000, or 4.5%, from the first quarter of 2004 to the first quarter of 2005. As the Company has expanded into and developed new markets, related facility and employee expenses have increased accordingly.  There were two new branch openings in 2005, bringing the number of locations to twenty-seven bank branches and four mortgage offices.  These expenses were offset in the first quarter of 2005 by a reduction in the estimated accrual for real estate taxes of $319,000.

Other expense increased from $3.3 million in the first quarter of 2004 to $3.9 million in the first quarter of 2005. Activities relating to branch expansion, marketing, as well as rising costs related to Sarbanes-Oxley compliance all contributed to the increase.

Total assets were $2.20 billion as of March 31, 2005, an increase of $98.0 million, or 4.7%, from $2.10 billion as of December 31, 2004. Loans grew $81.0 million during the first quarter of 2005. Deposits increased by $37.7 million during the first quarter to $1.84 billion as of March 31, 2005.

Total loans were $1.59 billion as of March 31, 2005, an increase of $81.0 million, or 5.4%, from $1.51 billion as of December 31, 2004. The largest increase was in commercial real estate, which increased $33.5 million, or 6.5%.  Construction and residential real estate loans increased $26.3 million and $12.1 million, respectively.  These changes reflected the continuing loan demand in the markets in which the Company operates.  The loan portfolio generally reflects the profile of the communities in which the Company operates.  Because the Company is located in growing areas, real estate lending (including commercial, residential, and construction) is a significant portion of the portfolio.  These categories comprised 86.0% of the portfolio as of March 31, 2005 and 83.8% of the portfolio as of December 31, 2004.

Total deposits were $1.84 billion as of March 31, 2005, an increase of $37.7 million, or 2.1%, from $1.8 billion as of December 31, 2004.  Demand deposits decreased $6.6 million, or 2.6%, during 2005, from $250.3 million to $243.8 million.  Savings deposits increased $28.0 million, or 3.7%, from $763.6 million to $791.7 million.  Time deposits increased $16.3 million from $784.9 million to $801.1 million, or 2.1%. Pricing and sales strategies targeted growth in transactional deposit accounts and customer reinvestment of maturing time deposit balances in longer-term maturities.  Successful selling efforts in these areas resulted in an increase in new account relationships and core funding sources.

Non-GAAP Presentations: Management uses certain non-GAAP ratios to evaluate and measure the Company’s performance.  Management presents a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Management also presents an efficiency ratio that is non-GAAP.  The efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income.  Management believes this measure provides investors with information regarding the Company’s operating efficiency and how management evaluates performance internally.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the economy, interest rates or other factors. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, please review our filings with the Securities and Exchange Commission.

Financial Highlights (unaudited)

In thousands, except share data

	Quarter Ended March 31,		Year Ended December 31,
	2005	2004	2004
Summary Income Statement:
Net interest income	$17,632	$16,842	$68,359
Provision for loan losses	(37)	—	(2,900)
Noninterest income	6,472	6,211	25,914
Noninterest expense	14,999	13,769	57,608
Income taxes	2,953	3,214	13,278
Net income	6,189	6,070	26,287

Key Ratios (annualized):
Return on average assets	1.17%	1.31%	1.34%
Return on average equity	18.20%	20.22%	20.86%
Net interest margin (tax equivalent)	3.67%	3.91%	3.78%
Efficiency ratio	60.59%	58.61%	59.86%
Tangible capital to assets	6.13%	6.33%	6.29%
Total capital to risk weighted assets	10.93%	11.19%	11.06%
Tier 1 capital to risk weighted assets	10.02%	9.94%	10.09%
Tier 1 capital to average assets	7.90%	7.86%	7.85%

Per Share Data:
Basic earnings per share	$0.46	$0.45	$1.96
Diluted earnings per share	$0.46	$0.45	$1.94
Dividends declared per share	$0.12	$0.10	$0.46
Book value per share	$10.21	$9.20	$10.06
Tangible book value per share	$10.01	$8.97	$9.84
Ending number of shares outstanding	13,496,111	13,412,214	13,424,346
Average number of shares outstanding	13,452,126	13,400,083	13,413,263
Diluted average shares outstanding	13,594,802	13,540,116	13,535,881

End of Period Balances:
Loans	$1,590,038	$1,391,220	$1,509,076
Deposits	1,836,579	1,572,661	1,798,849
Stockholders’ equity	137,788	123,442	134,988
Total earning assets	2,081,314	1,802,202	1,978,677
Total assets	2,201,595	1,900,405	2,103,661

Average Balances:
Loans	$1,547,515	$1,357,566	$1,421,483
Deposits	1,830,925	1,543,541	1,684,377
Stockholders’ equity	137,898	120,723	125,998
Total earning assets	2,019,257	1,778,597	1,858,710
Total assets	2,142,454	1,860,492	1,964,631

Asset Quality:
Nonaccrual loans	$4,936	$1,967	$5,129
Restructured loans	—	—	—
Loans past due 90 days	1,557	248	116
Nonperforming loans	6,493	2,215	5,245
Other real estate	—	921	—
Nonperforming assets	6,493	3,136	5,245
Charge-offs	353	75	757
Recoveries	309	85	851
Net charge-offs (recoveries)	44	(10)	(94)
Allowance for loan losses	15,414	18,311	15,495
Allowance for loan losses to loans	0.97%	1.32%	1.03%

Major Classifications of Loans

	March 31, 2005	March 31, 2004	December 31, 2004
Commercial and industrial	$178,100	$183,165	$171,058
Real estate - commercial	548,297	474,572	514,782
Real estate - construction	295,828	270,582	269,537
Real estate - residential	526,142	423,414	514,020
Installment	44,184	42,857	42,155
	1,592,551	1,394,590	1,511,552
Unearned origination fees	(2,513)	(3,370)	(2,476)
	$1,590,038	$1,391,220	$1,509,076

Major Classifications of Deposits

	March 31, 2005	March 31, 2004	December 31, 2004
Noninterest bearing	$243,760	$210,666	$250,328
Savings	128,276	124,245	123,981
NOW accounts	232,344	232,746	234,757
Money market accounts	431,051	370,547	404,899
Certificates of deposits of less than $100,000	523,341	419,949	510,231
Certificates of deposits of $100,000 or more	277,807	214,508	274,653
	$1,836,579	$1,572,661	$1,798,849

Old Second Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

	(Unaudited)
	March 31, 2005	December 31, 2004
Assets
Cash and due from banks	$47,171	$58,600
Interest bearing balances with banks	56	62
Cash and cash equivalents	47,227	58,662
Securities available for sale	479,290	452,942
Loans held for sale	11,930	16,597
Loans	1,590,038	1,509,076
Allowance for loan losses	15,414	15,495
Net loans	1,574,624	1,493,581
Premises and equipment, net	37,651	36,208
Goodwill, net	2,130	2,130
Core deposit intangible assets, net	622	711
Bank owned life insurance	20,889	20,670
Accrued interest and other assets	27,232	22,160
Total assets	$2,201,595	$2,103,661

Liabilities
Deposits:
Demand	$243,760	$250,328
Savings	791,671	763,637
Time	801,148	784,884
Total deposits	1,836,579	1,798,849
Securities sold under repurchase agreements	37,857	45,242
Other short-term borrowings	136,611	75,786
Junior subordinated debentures	31,625	31,625
Notes payable	2,700	2,700
Accrued interest and other liabilities	18,435	14,471
Total liabilities	2,063,807	1,968,673

Stockholders’ Equity
Common stock	16,568	16,497
Additional paid-in capital	13,698	12,480
Retained earnings	160,595	156,025
Accumulated other comprehensive income	(2,735)	324
Treasury stock	(50,338)	(50,338)
Total stockholders’ equity	137,788	134,988
Total liabilities and stockholders’ equity	$2,201,595	$2,103,661

Old Second Bancorp, Inc.

Consolidated Statements of Income

(In thousands, except share data)

	(Unaudited)
	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004
Interest Income
Loans, including fees	$23,014	$19,596	$82,665
Loans held for sale	173	114	782
Securities:
Taxable	2,750	2,825	10,624
Tax-exempt	1,124	718	3,265
Federal funds sold	—	1	58
Interest bearing deposits	—	—	4
Total interest income	27,061	23,254	97,398
Interest Expense
Savings deposits	2,279	1,314	6,421
Time deposits	5,690	4,011	18,602
Repurchase agreements	211	94	450
Other short-term borrowings	609	371	1,037
Notes payable	23	5	43
Junior subordinated debentures	617	617	2,486
Total interest expense	9,429	6,412	29,039
Net interest income	17,632	16,842	68,359
Provision for loan losses	(37)	—	(2,900)
Net interest income after provision for loan losses	17,669	16,842	71,259
Noninterest Income
Trust income	1,649	1,373	5,807
Service charges on deposits	1,800	1,708	7,634
Secondary mortgage fees	184	197	907
Gain on sale of loans	1,394	1,227	5,579
Securities gains, net	(4)	640	512
Bank owned life insurance	219	—	670
Other income	1,230	1,066	4,805
Total noninterest income	6,472	6,211	25,914
Noninterest Expense
Salaries and employee benefits	9,120	8,426	33,603
Occupancy expense, net	611	946	3,780
Furniture and equipment expense	1,266	1,019	4,586
Amortization of core deposit intangible assets	89	89	355
Litigation settlement	—	—	1,750
Other expense	3,913	3,289	13,533
Total noninterest expense	14,999	13,769	57,607
Income before income taxes	9,142	9,284	39,566
Provision for income taxes	2,953	3,214	13,279
Net income	$6,189	$6,070	$26,287

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Three month periods ended March 31, 2005 and 2004

(Dollar amounts in thousands - unaudited)

	2005			2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets
Interest bearing deposits	$890	$0	0.14%	$112	$0	1.21%
Federal funds sold	—	—	0.00	528	1	0.86
Securities:
Taxable	329,272	2,750	3.39	328,810	2,825	3.46
Non-taxable (tax equivalent)	129,053	1,729	5.43	80,959	1,105	5.49
Total securities	458,325	4,479	3.96	409,769	3,930	3.86
Loans and loans held for sale	1,560,042	23,234	6.04	1,368,188	19,764	5.81
Total interest earning assets	2,019,257	27,713	5.57	1,778,597	23,695	5.36
Cash and due from banks	54,077	—	—	47,916	—	—
Allowance for loan losses	(15,471)	—	—	(18,445)	—	—
Other noninterest-bearing assets	84,591	—	—	52,425	—	—
Total assets	$2,142,454			$1,860,493

Liabilities and Stockholders’ Equity
Interest bearing transaction accounts	$662,322	2,167	1.33	616,320	1,241	0.81
Savings accounts	124,718	112	0.36	119,782	73	0.25
Time deposits	799,521	5,690	2.89	598,632	4,011	2.69
Interest bearing deposits	1,586,561	7,969	2.04	1,334,734	5,325	1.60
Repurchase agreements	39,639	211	2.16	40,763	94	0.93
Federal funds purchased and other borrowed funds	85,250	609	2.90	113,629	371	1.31
Junior subordinated debentures	31,625	617	7.91	30,223	617	8.21
Notes payable	2,700	23	3.45	981	5	2.05
Total interest bearing liabilities	1,745,775	9,429	2.19	1,520,330	6,412	1.70
Noninterest bearing deposits	244,364	—	—	208,808	—	—
Accrued interest and other liabilities	14,417	—	—	10,632	—	—
Stockholders’ equity	137,898	—	—	120,723	—	—
Total liabilities and stockholders’ equity	$2,142,454			$1,860,493
Net interest income (tax equivalent)		$18,284			$17,283
Net interest income (tax equivalent) to total earning assets			3.67%			3.91%
Interest bearing liabilities to earnings assets	86.46%			85.48%

Notes:             Nonaccrual loans are included in the above stated average balances.

Tax equivalent basis is calculated using a marginal tax rate of 35%.

The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	Three Months Ended March 31,		Year Ended December 31, 2004
	2005	2004
Interest income (GAAP)	$27,061	$23,254	$97,398
Taxable-equivalent adjustment - Loans	47	54	206
Taxable-equivalent adjustment - Investments	605	387	1,758
Interest income - FTE	27,713	23,695	99,362
Interest expense (GAAP)	9,429	6,412	29,039
Net interest income - FTE	$18,284	$17,283	$70,323
Net interest income - (GAAP)	$17,632	$16,842	$68,359
Interest earning assets	$2,019,257	$1,778,597	$1,858,710
Net interest margin (GAAP)	3.54%	3.81%	3.68%
Net interest margin - FTE	3.67%	3.91%	3.78%

	Three Months Ended March 31,		Year Ended December 31, 2004
	2005	2004
Noninterest expense	$14,999	$13,769	$57,608

Noninterest income (excluding securities gains/losses)	6,476	5,571	25,402

Net interest income (GAAP)	17,632	16,842	68,359
Taxable-equivalent adjustment - Loans	47	54	206
Taxable-equivalent adjustment - Investments	605	387	1,758
Net interest income - FTE	18,284	17,283	70,323

Noninterest income plus net interest income - FTE	24,760	22,854	95,725

Efficiency ratio	60.58%	60.25%	60.18%